UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION


                     Washington, D.C.  20549



                             FORM 8-K

                          CURRENT REPORT


                 Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 7, 1997


                 POLICY MANAGEMENT SYSTEMS CORPORATION
        (Exact Name of registrant as specified in Charter)



             South Carolina             1-10557        57-0723125
      (State or other jurisdiction  (Commission    (IRS Employer
            of incorporation)         File Number)  Identification No.)



       One PMSC Center (P.O. Box Ten)
        Blythewood, SC (Columbia, SC)             29016 (29202)
  (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code: (803) 735-4000

Item 5.   Other Events

     On February 7, 1997, Policy Management Systems Corporation issued a press release, a copy of which is attached as Exhibit 99 to this Form 8-k and incorporated herein by reference.


Item 7.   Exhibits


Exhibit Number      Description

     99             Press Release dated February 6, 1997 issued by
                      the registrant.

                          SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


              POLICY MANAGEMENT SYSTEMS CORPORATION
                           (Registrant)


Date: February 7, 1997            By: Timothy V. Williams
                                      Executive Vice President
                                      (Chief Financial Officer)




                                      EXHIBIT 99

           PMSC ANNOUNCES MIXED JURY VERDICT IN LAWSUIT
                   WITH SECURITY LIFE OF DENVER


     Columbia, SC, February 7, 1997: Policy Management Systems Corporation (NYSE:PMS)(PMSC) previously reported that Security Life of Denver Insurance Company brought suit against PMSC in alleging claims in excess of $80 million arising out of certain contract and other disputes.

     Late Wednesday, in a mixed result a federal court jury in Denver, Colorado returned a verdict of $3.5 million against PMSC. The company believes that the facts presented at trial do not support the verdict for breach of contract or the award of any damages and may apply to the trial judge for post-trial relief and, of necessary, appeal to the United States Court of Appeals.

     The same jury found that Security Life was still using PMSC's systems to process its life insurance business and found Security Life responsible for knowingly misappropriating PMSC's trade secrets. PMSC also noted that the court and the jury entered judgements in favor of PMSC against Security Life's claims of fraud and unfair trade practices. Still pending before the US District Court is PMSC's request for a court order requiring the immediate return of all PMSC trade secret materials and ordering Security Life to immediately cease any further use of PMSC systems.

     "We feel somewhat vindicated by the jury's verdict. Of course we are disappointed with the fact that any damages were awarded. However, we had tried for years to resolve this dispute on a rational business basis," said Stephen G. Morrison, executive vice president and general counsel. "We are pleased that the jury awarded only a very small percentage of the claims sought by Security Life, and that it entered judgements in our favor on a number of important points. Furthermore, the verdict does not have a material effect on the company's overall financial position,"

     PMSC is currently reviewing the verdict to determine what special charge impact, if any, this verdict may have on its 1996 financial statements. PMSC is vigorously pursuing a claim against its own insurance carrier for coverage in the Security Life matter.

     PMSC, headquartered in Columbia, South Carolina, is a leading provider of application software, related automation support and information services designed to meet the needs of the global insurance and financial services industries.